EXHIBIT 99.1

ACME Communications Announces Third Quarter 2006 Results

Station Revenues Increase 2 Percent Year-Over-Year; Broadcast Cash Flow Increases 8 Percent to $549,000

ACME Communications, Inc. (Nasdaq:ACME) today announced financial results for the third quarter ended September 30, 2006.

On April 4, 2006, the Company completed the previously announced sale of its television station in Salt Lake City (KUWB) to Clear Channel Broadcasting for $18.5 million in an all-cash transaction. On May 15, 2006 the Company announced that it had entered into a definitive agreement for the sale of its television station in Ft. Myers-Naples, Florida (WTVK). The WTVK transaction is expected to close by the end of 2006 or early 2007. As a result of these transactions, "Discontinued Operations" accounting has been adopted in the financial statements for all periods presented in this press release and the results from the operations of KUWB and WTVK have been reclassified from continuing operations and reflected as discontinued operations.

Effective July 1, 2006, we deconsolidated the results of The Daily Buzz, LLC as the venture was no longer deemed a variable interest entity at that date. Accordingly, on a prospective basis as of that date, our 50% share of the venture's net loss is included in "Other expense" in the consolidated statement of operations and no prior periods were required to be restated.

ACME's net revenues from continuing operations for the third quarter decreased 4% to $8.3 million, compared to net revenues of $8.6 million in the third quarter of 2005. Excluding The Daily Buzz, LLC's $457,000 of net revenue in the third quarter of 2005, our stations' net revenues for the quarter increased 2%, reflecting growth in the group's share of non-political advertising market revenues. Broadcast cash flow (as defined in Supplemental Table 1) for the quarter increased 8% to $549,000 compared to broadcast cash flow of $509,000 for the third quarter of 2005. Adjusted EBITDA (as defined in Supplemental Table 1) was negative $201,000 compared to negative $378,000 in the third quarter of 2005. The Company's income from discontinued operations for the third quarter of 2006 was $306,000 compared to a loss from discontinued operations of $2.1 million for the third quarter of 2005. Inasmuch as the proceeds received or to be received from the sale of our discontinued operations exceeds all outstanding debt for the periods reported, all interest expense for all periods has been allocated to discontinued operations. The Company's net loss for the third quarter of 2006 was $2.6 million, which was net of $1.1 million in additional gain on sale of assets of discontinued operations related to the receipt of tax loss carryforward consideration of our 2003 St. Louis station sale. The Company's net loss in the third quarter of 2005 was $3.9 million.

The increase in broadcast cash flow results reflects the combination of moderate revenue growth at the stations outpacing a 1% increase in the station group's cash-based operating expenses (as set forth on Supplemental Table 3). The increase in cash-based station operating expenses was driven by an increase in promotion costs associated with the launch of the CW network.

Net revenues for continuing operations for the nine months ended September 30, 2006 were $26.3 million, up 3% compared to $25.6 million in net revenues for the nine months ended September 30, 2005. Excluding The Daily Buzz, LLC's net revenues of $931,000 and $1,266,000 for the first nine months of 2006 and 2005, respectively, our stations' net revenues were up 4%. Broadcast cash flow was up 68% to $2.4 million from $1.4 million a year earlier and adjusted EBITDA was negative $68,000 compared to negative $1.1 million a year earlier. The Company's net loss for the nine months ended September 30, 2006 was $2.5 million compared to a $10.3 million net loss for the nine months ended September 30, 2005 with the improvement relating principally to the gain on the sale of our Salt Lake City station and the aforementioned additional gain on our 2003 St. Louis station sale.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "Our third quarter results were in line with our expectations as our station group posted a modest gain in revenues during the quarter despite the fact there was no growth in non-political market revenues and we were in a period of transition for our network affiliations. Furthermore, our continued efforts to control our expenses resulted in solid broadcast cash flow growth on a year-over-year basis. Early ratings results for the CW Network appear to be relatively flat compared to the WB Network's ratings a year ago. Going forward we will continue to review all of our options for generating returns for our shareholders."

Use of Broadcast Cash Flow, Adjusted EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. Station cash-based operating expenses, which use program payments in place of program amortization, exclude our Daily Buzz production costs and exclude non-cash operating expenses like depreciation, impairment of intangibles and equity-based compensation, are an important metric in determining our cash expense growth. Adjusted EBITDA is also used as a performance measure and often used to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility historically contained financial covenants relating to the Company's adjusted EBITDA.

Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers operating loss to be the most comparable GAAP measure to broadcast cash flow and to adjusted EBITDA; therefore, the Company has included a reconciliation of operating loss to broadcast cash flow and adjusted EBITDA in Supplemental Table 1. A reconciliation of consolidated net revenue to station net revenue and a reconciliation of operating expenses to cash-based station operating expenses are included in Supplemental Tables 2 and 3, respectively. Because broadcast cash flow, cash-based station operating expenses and adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow, cash-based station operating expenses and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Fourth Quarter 2006 Outlook

Based on current fourth quarter sales pacings, the Company expects fourth quarter 2006 station net revenues for our continuing station operations to increase 8-10% over fourth quarter 2005 station net revenues of $8.1 million. The Company expects cash-based station expenses to be up 4-5% over the prior year, resulting in broadcast cash flow of $800,000 - $1.0 million compared to broadcast cash flow of $643,000 for the fourth quarter of 2005.

Third Quarter Conference Call

Senior management of ACME will hold a conference call to discuss the Company's third quarter results on Tuesday, November 14, 2006, at 11:30 a.m. EST. To access the conference call, please dial (973) 633-6740. A replay of the conference call will be available through Tuesday, November 28, 2006 by dialing (877) 519-4471 (U.S.), or (973) 341-3080 (International), reservation code 8018490. In addition, the Company will provide a live webcast of the conference call on the Company's website, located at www.acmecommunications.com. The webcast will also be archived on the Company's website until November 28, 2006.

About ACME Communications

ACME Communications, Inc. owns and operates eight television stations serving markets covering 3.0% of the nation's television households. The Company's stations are: KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBXX-TV, Knoxville, TN; WBDT-TV, Dayton, OH; WTVK-TV, Ft. Myers-Naples, FL; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a My Network TV affiliate, are affiliates of The CW Network. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "expects", "intends" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the ratings growth or decline of our programming, including The CW Network and MyNetworkTV, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, a delay in, or failure to consummate, the closing of our sale of station WTVK in Ft. Myers-Naples and the other risk factors set forth in the Company's 2005 Form 10-K filed with the Securities and Exchange Commission on April 14, 2006. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

              ACME Communications, Inc. and Subsidiaries
                 Consolidated Statements of Operations
                              (Unaudited)

                 (In thousands, except per share data)

                           Three Months Ended     Nine Months Ended
                              September 30,         September 30,
                        ---------------------    ---------------------
                          2006         2005        2006         2005
                        --------     --------    --------     --------
 Net revenues           $  8,259     $  8,559    $ 26,344     $ 25,587
                        --------     --------    --------     --------

 Operating expenses:
  Cost of service:
   Programming,
    including program
    amortization           3,505        3,566      10,712       10,599
   Other costs of
    service (excluding
    depreciation and
    amortization of
    $941 and $1,033
    for the three
    months ended and
    $3,016 and $3,249
    for the nine
    months ended
    September 30, 2006
    and 2005,
    respectively)          1,578        1,302       4,426        4,155
   Selling, general
    and administrative
    expenses               3,287        3,337       9,962        9,804
   Depreciation and
    amortization             948        1,043       3,043        3,280
   Abandoned
    acquisition-related
    costs                    177           --         177           --
   Corporate expenses        796          887       2,597        2,519
                        --------     --------    --------     --------
    Operating expenses    10,291       10,135      30,917       30,357
                        --------     --------    --------     --------

    Operating loss        (2,032)      (1,576)     (4,573)      (4,770)

 Other income (expenses):
  Interest income             16            3          49            6
  Gain on sale of
   assets                     14           --          83        1,202
  Other, net                (180)          44        (248)          48
                        --------     --------    --------     --------
 Loss from continuing
  operations before
  income taxes and
  minority interest       (2,182)      (1,529)     (4,689)      (3,514)
 Income tax expense         (677)        (464)     (1,575)      (1,423)
                        --------     --------    --------     --------
 Loss from continuing
  operations before
  minority interest       (2,859)      (1,993)     (6,264)      (4,937)
 Minority interest            --          149         463          461
                        --------     --------    --------     --------
 Loss from continuing
  operations              (2,859)      (1,844)     (5,801)      (4,476)
                        --------     --------    --------     --------
 Discontinued
  operations:
   Income (loss) from
    discontinued
    operations               405       (1,965)      3,550       (5,538)
   Income tax expense        (99)         (99)       (296)        (296)
                        --------     --------    --------     --------
    Income (loss)
     from discontinued
     operations              306       (2,064)      3,254       (5,834)
                        --------     --------    --------     --------

     Net loss           $ (2,553)    $ (3,908)   $ (2,547)    $(10,310)
                        ========     ========    ========     ========

 Net income (loss)
  per share, basic
  and diluted
   Continuing
    operations          $  (0.18)    $  (0.11)   $  (0.36)    $  (0.28)
   Discontinued
    operations              0.02        (0.13)       0.20        (0.36)
                        --------     --------    --------     --------
     Net loss per
      share             $  (0.16)    $  (0.24)   $  (0.16)    $  (0.64)
                        ========     ========    ========     ========
 Weighted average
  basic and diluted
  common shares
  outstanding             16,047       16,047      16,047       16,047
                        ========     ========    ========     ========

 Supplemental Table 1

              ACME Communications Inc. and Subsidiaries
        Reconciliation of Operating Loss to Broadcast Cash Flow
                         and Adjusted EBITDA
                            (Unaudited)
                          (In Thousands)

                          Three Months Ended       Nine Months Ended
                             September 30,           September 30,
                         --------------------    --------------------
                           2006        2005        2006        2005
                         --------    --------    --------    --------
 Operating loss          $(2,032)    $(1,576)    $(4,573)    $(4,770)

 Add:
  Stock-based
   compensation at
   stations                   35          --         124          --
  Depreciation and
   amortization              948       1,043       3,043       3,280
  Amortization of
   program rights          2,451       1,755       5,805       5,190
  Corporate expenses         796         887       2,597       2,519
  Minority interest
   from co-production
   (excluding
   depreciation)              --         149         366         461
  Equity in losses
   of The Daily Buzz,
   before depreciation      (136)         --        (136)         --
  Abandoned
   acquisition-
   related costs             177          --         177          --
  Program payments        (1,690)     (1,749)     (4,998)     (5,249)
                         -------     -------     -------     -------
   Broadcast cash
    flow (a)                 549         509       2,405       1,431
 Less:
  Corporate expenses         796         887       2,597       2,519
  Stock-based
   compensation at
   corporate                 (46)         --        (124)         --
                         -------     -------     -------     -------
   Adjusted EBITDA       $  (201)    $  (378)    $   (68)    $(1,088)
                         =======     =======     =======     =======

 Broadcast cash
  flow margin (a)            6.6%        5.9%        9.1%        5.6%
 Adjusted EBITDA
  margin (a)                -2.4%       -4.4%       -0.3%       -4.3%
                         =======     =======     =======     =======

 (a) We define:

 -- Broadcast cash flow as operating income (loss), plus stock-based compensation, depreciation and amortization (including impairment of intangibles), amortization of program rights, minority interest benefit (excluding depreciation) from the co-production of The Daily
    Buzz, impairment of broadcast licenses and corporate expenses, less our equity in the net loss, excluding depreciation, of The Daily Buzz and program payments (excluding program payments related to construction permits);

 -- Adjusted EBITDA as broadcast cash flow less corporate expenses, exclusive of stock-based compensation included in corporate expenses;

 -- Broadcast cash flow margin is broadcast cash flow as a percentage of net revenues; and

 -- Adjusted EBITDA margin is adjusted EBITDA as a percentage of net revenues.

 Supplemental Table 2

         ACME Communications Inc. and Subsidiaries
    Reconciliation of Net Revenues to Station Net Revenues
                           (Unaudited)
                         (In Thousands)

                        Three Months Ended     Nine Months Ended
                           September 30,         September 30,
                        ------------------     ------------------
                          2006       2005       2006       2005
                        -------    -------     -------    -------

 Net revenues           $ 8,259    $ 8,559     $26,344    $25,587
 Less:  Daily Buzz
  net revenues               --       (457)       (931)    (1,266)
                        -------    -------     -------    -------

   Station net
    revenues            $ 8,259    $ 8,102     $25,413    $24,321
                        =======    =======     =======    =======

 Supplemental Table 3

            ACME Communications Inc. and Subsidiaries

        Reconciliation of Operating Expenses to Cash-Based
                     Station Operating Expenses
                           (Unaudited)
                         (In Thousands)

                         Three Months Ended        Nine Months Ended
                            September 30,            September 30,
                        --------------------    ---------------------
                           2006        2005        2006        2005
                         -------     -------     -------     -------
 Operating expenses      $10,291     $10,135     $30,917     $30,357

 Add:
  Program payments         1,690       1,749       4,998       5,249

 Less:
  Depreciation              (948)     (1,043)     (3,043)     (3,280)
  Corporate expense         (796)       (887)     (2,597)     (2,519)
  Barter program costs      (843)       (797)     (2,567)     (2,412)
  Program amortization    (2,451)     (1,755)     (5,805)     (5,190)
  Daily Buzz production
   costs                      --        (754)     (1,662)     (2,183)
  Abandoned acquisition-
   related costs            (177)         --        (177)         --
  Stock-based
   compensation at
   stations                  (35)         --        (124)         --
                         -------     -------     -------     -------
    Total cash-based
     station operating
     expenses            $ 6,731     $ 6,648     $19,940     $20,022
                         =======     =======     =======     =======

CONTACT:  ACME Communications, Inc.
          Tom Allen
          (714) 245-9499

          Brainerd Communicators, Inc.
          Chris Plunkett or Todd St. Onge
          (212) 986-6667